EXHIBIT 10.32

AMENDMENT TO LICENSE AGREEMENT

Re: License Agreement, dated as of 03/01/2009, by and between Immuno Cellular Therapeutics as Client and Regent Business Centers Woodland Hills, LLC as Licensor.

The above referenced Agreement is hereby amended subject to the following modifications or revisions.

1.	The term set forth in the Agreement is hereby extended. The renewal term will commence on 4/1/2010 and will expire on 3/31/2011.

2.	The Fixed Monthly Office Fee for the Renewal Term shall be $2,778.53 subject to any modifications and/or revisions, which may be agreed to by both Regent and Client.

All capitalized terms used in the Agreement shall have the same meaning as set forth in and defined in the License Agreement.

Except as set forth herein, all other terms and conditions of the License Agreement shall remain in full force and effect.

Agreed to:

Dated:    4/1/2010

Client:

By:	/s/ Manish Singh
Name:	Manish Singh

Regent Busienss Centers Woodland Hills, LLC.

By:	/s/ Flor Garcia
Name:	Flor Garcia